UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 1, 2012
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07.          Submission of Matters to a Vote of Security Holders

SIGNATURES

ITEM 5.07  Submission of Matters to a Vote of Security Holders

The Buckle, Inc. held its Annual Meeting of Shareholders on June 1, 2012. The table below shows the final results of the voting at the Annual Meeting:

				Broker
	For	Against	Abstain	Non-Votes
Proposal 1 - Election of Board of Directors:
Daniel J. Hirschfeld	41,593,096	-	1,025,377	2,700,761
Dennis H. Nelson	42,111,070	-	507,403	2,700,761
Karen B. Rhoads	39,208,968	-	3,409,505	2,700,761
James E. Shada	41,553,582	-	1,064,891	2,700,761
Robert E. Campbell	42,138,536	-	479,937	2,700,761
Bill L. Fairfield	42,142,159	-	476,314	2,700,761
Bruce L. Hoberman	39,807,419	-	2,811,054	2,700,761
John P. Peetz, III	42,204,664	-	413,809	2,700,761
Michael E. Huss	42,204,860	-	413,613	2,700,761

Proposal 2 - Ratify the selection of Deloitte & Touche LLP
as independent registered public accounting firm:	45,111,579	202,546	5,109	-

Proposal 3 - Approve the Company's 2012 Management
Incentive Plan:	41,766,841	818,772	32,860	2,700,761

Proposal 4 - Approve an amendment to the Company's
2005 Restricted Stock Plan:	37,085,021	5,515,070	18,382	2,700,761

Proposal 5 - Approve performance-based awards granted
pursuant to the Company's 2005 Restricted Stock Plan:	41,821,806	777,483	19,184	2,700,761

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: June 5, 2012	By: /s/ KAREN B. RHOADS
	Name:	Karen B. Rhoads
	Title:	Vice President of Finance
and Chief Financial Officer